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                                                                     EXHIBIT (c)

  NUMBER                                                                SHARES

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                         AMERICAN CAPITAL EXCHANGE FUND


                        A CALIFORNIA LIMITED PARTNERSHIP
                FORMED UNDER THE LAWS OF THE STATE OF CALIFORNIA


THIS CERTIFIES that                                      is the Record Holder of




                                       *SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

                                                       -----------------
                                                       CUSIP 024907 10 7
                                                       -----------------

Units of Limited Partnership Interest ("Shares") of
          AMERICAN CAPITAL EXCHANGE FUND:

     This Certificate is intended only as a receipt to evidence the payment of full consideration for the Shares specified by the original Record Holder thereof, and does not confer any rights or impose any obligations on said Record Holder or any subsequent Record Holder of said Shares. The rights and obligations of said Record Holder are governed exclusively by the laws to which the Partnership is subject and by the Certificate and Agreement of Limited Partnership, as restated and recorded on August 30, 1976, in Book M5449 Page 301 of Official Records, County of Los Angeles, State of California, as the same may be further amended and restated from time to time.


                                                       Dated



Janet S. Middlebrook                                         George F. Reed
     Secretary                                          Managing General Partner
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                                   ASSIGNMENT

    Effective upon acceptance by the Partnership and the Recordation of an Amendment to the Certificate and Agreement of Limited Partnership, the undersigned, for value received, hereby sell(s), assign(s), and transfer(s), to
                                                     ,

                                                                          Shares
of Partnership interest indicated on the reverse side of this Certificate; and do(es) hereby irrevocably constitute and appoint Shareholders Investor Service Corporation, or its successor, its attorney to transfer the said Shares on the books of the within-named Limited Partnership, with full power of substitution. Dated:_______________________________________________________, 19

                                        ________________________________________

                                        ________________________________________
                                        Signatures Guaranteed

                                        ________________________________________

                                        ________________________________________


                            ACCEPTANCE OF ASSIGNMENT

                         [For Execution by Assignee(s)]

    Subject to acceptance by the within-named Limited Partnership, the undersigned hereby agrees to become a Limited Partner of the Partnership and agrees to be bound by and accepts and adopts each and every provision of the Restated Certificate and Agreement of Limited Partnership ("Partnership Agreement") as fully as if an original Limited Partner thereunder. Without limiting the foregoing, the undersigned hereby makes, constitutes and appoints the Managing General Partners of the Partnership, and each person who shall hereafter become a Managing General Partner, and additionally appoints the transfer agent employed by the Partnership. Shareholders Investor Service Corporation, and any successor transfer agent employed by the Partnership, the Attorney-in-Fact of the undersigned, with respect to all matters and to the same extent as set forth in Section 12.3 of the Partnership Agreement, the provisions of which are incorporated herein as if fully set forth. Dated:_______________________________________________________, 19

                                        ________________________________________

                                        ________________________________________
                                        Signatures Guaranteed

                                        ________________________________________

                                        ________________________________________


                           INSTRUCTIONS FOR TRANSFER

I.   ASSIGNORS(S).
     A. Complete the above Assignment form by inserting: (1) the name of the assignee and the number of Shares to transferred; and (2) the date of execution.

     B. Sign the Assignment form where indicated and have the genuineness of your signature(s) guaranteed by a commercial bank or trust company, or by a member firm of a domestic securities exchange.

THE SIGNATURE(S) ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) ON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR AND WITHOUT ANY CHANGE.

II.  ASSIGNEE(S).
     Date and sign the above Acceptance of Assignment form and have your signature(s) guaranteed by a commercial bank or trust company or by a member firm of a domestic securities exchange.

III. MAIL TO TRANSFER AGENT.
     After the above Assignment and Acceptance of Assignment forms have been properly completed and executed, and all signatures have been guaranteed, the Certificate should be sent by certified mail, return receipt requested to:

                   SHAREHOLDERS INVESTOR SERVICE CORPORATION
                             Post Office Box 24226
                         Los Angeles, California  90024